Exhibit 16.1

[LETTERHEAD OF WONG JOHNSON & ASSOCIATES, APC]

November 12, 2004

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read and agree with the representations in Item 4.01 of Form 8-K dated November 12, 2004, of
Victor Industries, Inc. relating to Wong Johnson & Associates, a Professional Corporation, in connection with procedures performed through June 30, 2004.

Very truly yours,

___________________________
Wong Johnson & Associates, APC
Temecula, California